UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2015

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	333-198695	47-1645716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

https://twitter.com/zillowgroup

(Registrant’s telephone number, including area code)

ZEBRA HOLDCO, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Effective February 17, 2015, pursuant to the Agreement and Plan of Merger dated as of July 28, 2014 (the “Merger Agreement”) by and among Zillow, Inc. (“Zillow”), Zillow Group, Inc., f/k/a Zebra Holdco, Inc. (the “Company”), and Trulia, Inc. (“Trulia”), following the consummation of the mergers contemplated by the Merger Agreement (the “Mergers”), each of Zillow and Trulia became wholly owned subsidiaries of the Company.

Upon completion of the Mergers, each share of Class A common stock of Zillow (other than shares held by Zillow, the Company, Trulia, or any direct or indirect wholly owned subsidiary of Zillow or Trulia) was converted into the right to receive one share of fully paid and nonassessable Class A common stock of the Company (“Company Class A Common Stock”), each share of Class B common stock of Zillow was converted into the right to receive one share of fully paid and nonassessable Class B common stock of the Company, and each share of Trulia common stock was converted into the right to receive 0.444 of a share of fully paid and nonassessable Company Class A Common Stock.

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to and in accordance with the Merger Agreement, the Company entered into a supplemental indenture (the “Supplemental Indenture”), dated as of February 17, 2015, with Wells Fargo Bank, National Association, as trustee, and Trulia, pursuant to which the Company agreed to guarantee the obligations of Trulia under the Indenture dated as of December 17, 2013 (the “Indenture”) governing Trulia’s 2.75% Convertible Senior Notes due 2020 (each a “Note” and together the “Notes”).

Pursuant to the Supplemental Indenture, the Holder (as defined in the Indenture) of each Note that was outstanding as of the effective time of the Trulia merger has the right to convert each $1,000 principal amount of such Note into the number of shares of Company Class A Common Stock that a Holder of a number of shares of Trulia common stock equal to the Conversion Rate (as defined in the Indenture) immediately prior to the effective time of the Trulia merger would have been entitled to receive upon the effective time of the Trulia merger, and the Company fully and unconditionally guarantees all of the payment obligations of Trulia under the Notes and the Indenture. The Notes bear interest at a rate of 2.75% per annum, payable semiannually in arrears in cash on June 15 and December 15 of each year. The Notes mature on December 15, 2020, subject to earlier repurchase, conversion or redemption. The indebtedness evidenced by the Notes may be accelerated upon the occurrence of events of default under the Indenture, which are customary for securities of this nature. Holders may convert their Notes at any time prior to the close of business on the business day immediately preceding December 15, 2020.

The conversion rate for the Notes as of immediately prior to the effective time of the Trulia merger was 27.8303 shares of Trulia common stock per $1,000 principal amount of Notes. Upon the effective time of the Trulia merger, the conversion rate was, and remains as of the date of this report, a number of shares of Company Class A Common Stock per $1,000 principal amount of the Notes equal to 27.8303 times 0.444. Such conversion rate is subject to adjustment in certain events. As of February 13, 2015, there were outstanding $230 million principal amount of Notes.

A copy of the Indenture (including a form of the Notes) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the Indenture and the Notes do not purport to be a complete description and are qualified in their entirety by reference to the full text of the Indenture and Notes. A copy of the Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Supplemental Indenture does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Supplemental Indenture.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introductory Note” is incorporated herein by reference.

The Zillow Class A common stock will be delisted from the NASDAQ Global Select Market and the Trulia common stock will be delisted from the New York Stock Exchange. Trading on the NASDAQ Global Select Market in shares of Zillow Class A common stock and trading on the New York Stock Exchange in shares of Trulia common stock will be halted as of the close of trading on February 17, 2015.

The issuance of Company Class A Common Stock in connection with the Mergers, as described above, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S–4 (File No. 333–198695), as amended, filed with the Securities and Exchange Commission (the “SEC”) and declared effective on November 17, 2014 (the “Form S-4”). The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Mergers and the related transactions. Additional information about the Mergers is also contained in Current Reports on Form 8–K filed by Zillow and Trulia and incorporated by reference into the Joint Proxy Statement/Prospectus.

Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company Class A Common Stock is deemed to be registered under Section 12(b) of the Exchange Act. The Company Class A Common Stock will trade on the NASDAQ Global Select Market under the ticker symbol “Z” beginning on February 18, 2015.

The Company hereby incorporates by reference the description of Company Class A Common Stock, par value $0.0001 per share, contained under the heading “Description of Holdco’s Capital Stock” in the Form S-4 and Joint Proxy Statement/Prospectus.

The Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and this summary are not intended to modify or supplement any factual disclosures about the Company, Zillow or Trulia, and should not be relied upon as disclosure about the Company, Zillow or Trulia without consideration of the periodic and current reports and statements that the Company, Zillow and Trulia file with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 with respect to the Supplemental Indenture is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 17, 2015, in connection with the Mergers, Trulia undertook a restructuring plan that will result in a total workforce reduction of approximately 342 employees, or approximately 32% of Trulia’s workforce, at its Bellevue, Denver, New York and San Francisco locations, primarily in the sales and marketing functions. The restructuring plan is a result of the integration of Trulia’s business and operations with and into Zillow’s business. Employees directly affected by the restructuring plan will be provided with severance payments, vesting acceleration, and outplacement assistance. Trulia expects to complete the restructuring by the end of 2015.

As a result of the restructuring plan, Trulia plans to record a one-time restructuring charge of between approximately $21.5 million and $24.5 million in 2015, primarily representing cash payments for severance and other personnel related expenses, and non-cash expenses relating to stock vesting acceleration. Severance payments will be paid out by the end of 2015. The restructuring charge that Trulia expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. Trulia may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 with respect to the issuance of a share of Company Class A Common Stock to Zillow is hereby incorporated by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Mergers, shares of Company Class A Common Stock are now owned by the former holders of Zillow Class A common stock and the former holders of Trulia common stock, and shares of Company Class B common stock are now owned by the former holders of Zillow Class B common stock. The information set forth above in Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Mergers, each of Chad M. Cohen and Kathleen Philips, members of the Company’s board of directors (the “Board”) prior to the Mergers, tendered his or her resignation from the Board effective upon consummation of the Zillow merger.

In connection with the Mergers, the Board appointed as executive officers of the Company those individuals who were not yet officers of the Company. The names and ages of the executive officers of the Company after the Mergers and their respective positions are indicated below.

Name	Age	Position
Spencer M. Rascoff	39	Chief Executive Officer
Richard N. Barton	47	Executive Chairman
Lloyd D. Frink	50	Vice Chairman, President
David A. Beitel	45	Chief Technology Officer
Amy C. Bohutinsky	40	Chief Marketing Officer
Chad M. Cohen	40	Chief Financial Officer and Treasurer
Paul Levine	44	President, Trulia, Inc.
Kathleen Philips	48	Chief Operating Officer, Chief Legal Officer and Secretary
Errol G. Samuelson	48	Chief Industry Development Officer
Greg M. Schwartz	42	Chief Revenue Officer

Biographical information for each of the Company’s executive officers is set forth below.

Spencer M. Rascoff has served as Zillow’s Chief Executive Officer since September 2010 and has served as a member of Zillow’s board of directors since July 2011. Mr. Rascoff joined Zillow as one of its founding employees in 2005 as Vice President of Marketing and Chief Financial Officer and served as Zillow’s Chief Operating Officer from December 2008 until he was promoted to Chief Executive Officer. From 2003 to 2005, Mr. Rascoff served as Vice President of Lodging for Expedia, Inc. In 1999, Mr. Rascoff co-founded Hotwire, Inc., an online travel company, and managed several of Hotwire’s product lines before Hotwire was acquired in 2003 by IAC/InterActiveCorp, Expedia, Inc.’s parent company at the time. Mr. Rascoff served in the mergers and acquisitions group at Goldman, Sachs & Co., an investment banking and securities firm. Mr. Rascoff serves on the board of directors of TripAdvisor, Inc., a publicly traded travel services company, zulily, inc., a publicly traded e-commerce company, and Julep Beauty, Inc., a privately held beauty products company. Mr. Rascoff also serves on the advisory board at Seattle Children’s Research Institute. Mr. Rascoff graduated cum laude with a B.A. in Government from Harvard University.

Richard N. Barton is Zillow’s co-founder and has served as its Executive Chairman since September 2010. Mr. Barton has been a member of Zillow’s board of directors since its inception in December 2004 and served as Zillow’s Chief Executive Officer from Zillow’s inception until September 2010. Mr. Barton has served as a venture partner at Benchmark Capital, a venture capital firm, since February 2005. Prior to co-founding Zillow, Mr. Barton founded Expedia as a group within Microsoft Corporation in 1994, which Microsoft spun out as Expedia, Inc. in 1999, and Mr. Barton served as Expedia’s President, Chief Executive Officer and as a member of its board of directors from 1999 to 2003. Mr. Barton also co-founded and has served as Non-Executive Chairman of Glassdoor.com, a salaries and reviews website for companies, since January 2008 and Trover, a mobile discovery network, since March 2010, and serves on the boards of directors of several other privately held companies. Mr. Barton also serves on the board of directors of Netflix, Inc. Mr. Barton holds a B.S. in General Engineering: Industrial Economics from Stanford University.

Lloyd D. Frink is Zillow’s co-founder and has served as its Vice Chairman since March 2011, as a member of its board of directors since its inception in December 2004, and as Zillow’s President since February 2005. Mr. Frink previously served as Zillow’s Vice President from December 2004 to February 2005, as its Treasurer from December 2009 to March 2011 and as its Chief Strategy Officer from September 2010 to March 2011. From 1999 to 2004, Mr. Frink was at Expedia, Inc., where he held many leadership positions, including Senior Vice President, Supplier Relations, in which position he managed the air, hotel, car, destination services, content, merchandising and partner marketing groups from 2003 to 2004. From 1988 to 1999, Mr. Frink was at Microsoft Corporation, where he worked in many leadership roles, including as part of the original Expedia team and as a Group Program Manager from 1991 to 1995 and 1997 to 1999. Mr. Frink serves on the board of directors of GrubHub Inc., an online and mobile food-ordering company. Mr. Frink holds an A.B. in Economics from Stanford University.

David A. Beitel has served as Zillow’s Chief Technology Officer since February 2005. From 1999 to 2005, Mr. Beitel was at Expedia, Inc., where he held many leadership positions, including Chief Technology Officer from 2003 to 2005 and Vice President of Product Development from 1999 to 2003. From 1992 to 1999, Mr. Beitel held many leadership positions at Microsoft Corporation, including Development Lead in the handheld computing group and as a member of the original Expedia team. Mr. Beitel holds a B.S. and an M.E. in Computer Science, both from Cornell University.

Amy C. Bohutinsky has served as Zillow’s Chief Marketing Officer since March 2011. Since joining Zillow in 2005, Ms. Bohutinsky has held many leadership positions, including Vice President of Marketing and Communications from September 2010 to March 2011, Vice President of Communications between August 2008 and September 2010, and Director of Communications between August 2005 and August 2008. From 2001 to 2005, Ms. Bohutinsky held many leadership positions at Hotwire, Inc., including Director of Corporate Communications. Ms. Bohutinsky previously worked for Blanc & Otus, a technology public relations firm, from 2000 to 2001 and was formerly a broadcast journalist with various local network affiliates. Ms. Bohutinsky serves on the board of directors of Avvo, Inc., a privately held online legal marketplace, and Hotel Tonight, Inc., a privately held mobile-based hotel booking service. Ms. Bohutinsky holds a B.A. in Journalism and Mass Communications from Washington & Lee University.

Chad M. Cohen has served as Zillow’s Chief Financial Officer and Treasurer since March 2011. Mr. Cohen served as Zillow’s Controller from June 2006 to March 2011 and as its Vice President of Finance from September 2010 to March 2011. Mr. Cohen served as Assistant Controller and Financial Integrity Manager for Ticketmaster Entertainment, Inc., a vendor of live event tickets, from 2003 to 2006. Mr. Cohen served as Vice President and Assistant Controller for Countrywide Financial Corporation, a mortgage lender, in 2002. Prior to Mr. Cohen’s employment at Countrywide, he served as Supervising Senior Auditor at Ernst & Young LLP, a provider of assurance, tax, transaction and advisory services, where he worked in their Technology, Communications and Entertainment practice between 1998 and 2002. Mr. Cohen worked as a Financial Planning Analyst for Novellus Systems, a provider of advanced process equipment for the semiconductor industry, from 1997 to 1998. Mr. Cohen holds a B.S. in Business Administration from Boston University and is licensed as a Certified Public Accountant in the State of California (inactive).

Paul Levine served as Trulia’s Chief Operating Officer since February 2011. Prior to joining Trulia, Mr. Levine served as President of Digital at Current Media LLC, a broadcast media company, from February 2009 to February 2011. Prior to Current Media, Mr. Levine was Vice President of Marketing at AdBrite, Inc., an online advertising network, from August 2007 to October 2008. Prior to AdBrite, Mr. Levine served as Vice President and General Manager of Local at Yahoo! Inc., from April 2003 to July 2007. Mr. Levine has also held management positions at E*TRADE Financial Services Corporation. Mr. Levine earned his B.A. from Amherst College and a Master of Business Administration degree from Stanford University.

Kathleen Philips has served as Zillow’s Chief Operating Officer since August 2013 and its Chief Legal Officer since September 2014, and served as Zillow’s General Counsel from July 2010 to September 2014. Ms. Philips served as General Counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as General Counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as General Counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as General Counsel at Hotwire, Inc. from 2001 to 2004 and as its Corporate Counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago.

Errol G. Samuelson has served as Chief Industry Development Officer of Zillow since March 2014. Prior to joining Zillow, Mr. Samuelson held various positions with Move, Inc., an online real estate company, and its owned and operated companies, including Chief Strategy Officer of Move, Inc. from April 2013 to March 2014, President of realtor.com®, the real estate listing website of Move, Inc., from February 2007 to March 2014, Chief Revenue Officer of Move, Inc. from May 2009 until April 2013, and President of Top Producer, a software-as-a-service company of Move, Inc., from October 2003 to February 2007. Mr. Samuelson holds a B.A. Sc. in Electronics Engineering from Simon Fraser University.

Greg M. Schwartz has served as Zillow’s Chief Revenue Officer since September 2010. Prior to his promotion to Chief Revenue Officer, Mr. Schwartz served as Zillow’s Vice President of Sales from March 2007 to September 2010. Prior to joining Zillow, Mr. Schwartz was Vice President of Advertising Sales at CNNMoney.com, a financial media company, from July 2005 to March 2007. From August 2001 to July 2005, Mr. Schwartz served as National Accounts Director for the Automotive and Finance Properties of Yahoo!, Inc., an online search company. Mr. Schwartz held various positions at DoubleClick, Inc., an online advertising company, from 1998 to 2000, including Director of Business Development. Mr. Schwartz holds a B.A. in Political Science from Hamilton College.

At the effective time of the Zillow merger, and in accordance with the terms of the Merger Agreement, each of the following individuals was designated and elected to the Board, and the Board was divided into three classes as follows:

Class 1 (term expiring in 2015):

Erik Blachford

Spencer M. Rascoff

Gordon Stephenson

Class 2 (term expiring in 2016):

Richard N. Barton

Lloyd D. Frink

Greg Waldorf

Class 3 (term expiring in 2017):

J. William Gurley

Jay C. Hoag

Gregory B. Maffei

Peter Flint

The foregoing directors were elected into the classes set forth above by the sole shareholder of the Company, Zillow, by unanimous written consent in lieu of a meeting effective February 11, 2015, following the issuance of a share of Company Class A Common Stock to Zillow for a purchase price of $1 in a transaction exempt from registration under 4(a)(2) of the Securities Act (which share was cancelled upon the Zillow merger). In addition to the election of directors, Zillow also approved the indemnification provisions of the Company’s bylaws and the issuance of Class B common stock of the Company in the Merger.

In connection with the closing of the Mergers, the individuals identified below, who were members of the same committees at Zillow immediately prior to the closing of the Mergers, were designated and appointed to the Company’s Audit Committee, Compensation Committee and/or Nominating and Governance Committee, respectively, of the Board:

Audit Committee

Erik Blachford

J. William Gurley

Gregory B. Maffei (Chairman)

Compensation Committee

Erik Blachford

Jay C. Hoag (Chairman)

Gordon Stephenson

Nominating and Governance Committee

J. William Gurley (Chairman)

Gordon Stephenson

The nonemployee Board members named above will receive the standard compensation received by Zillow nonemployee directors, which consists of annual stock option grants pursuant to the stock option grant program for nonemployee directors that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to and in accordance with the Merger Agreement, the Company assumed all equity awards that were outstanding under the Zillow and Trulia equity plans immediately prior to the Mergers, and such awards were converted into awards to purchase or acquire, as applicable, Company Class A Common Stock. The number of shares and the per share exercise price of Trulia equity awards were adjusted such that each share of Trulia common stock under an award was converted into 0.444 of a share of Company Class A Common Stock with a corresponding adjustment to any exercise price applicable to an award. Each share of Class A common stock of Zillow under an award was converted into one share of Company Class A Common Stock with no adjustment required to any exercise price applicable to an award. The converted equity awards otherwise remain subject to the same terms, conditions and restrictions as the original equity awards. In connection with the Mergers, the Company assumed the Zillow, Inc. Amended and Restated 2011 Incentive Plan, as amended, and the Trulia, Inc. 2012 Equity Incentive Plan, as amended and restated, for purposes of future grants, with the number and type of shares issuable thereunder to be appropriately adjusted to reflect the Mergers, in accordance with applicable NASDAQ exchange listing requirements. The Zillow, Inc. Amended and Restated 2011 Incentive Plan and Amendment No. 1 thereto, the Zillow, Inc. Amended and Restated 2005 Equity Incentive Plan, the Trulia, Inc. 2012 Equity Incentive Plan, as amended and restated, the Trulia, Inc. 2005 Stock Incentive Plan, as amended, and the Market Leader, Inc. Amended and Restated 2004 Equity Incentive Plan are filed as Exhibits 10.2 through 10.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On February 17, 2015, the Company entered into an employment agreement (the “Levine Employment Agreement”) with Paul Levine, President of Trulia, which includes the following terms:

•	Annual base salary of $400,000, subject to adjustment by the Board or the Compensation Committee.

•	Subject to Board or Compensation Committee approval, two stock options to purchase shares of Company Class A Common Stock. One option is for the purchase of 50,000 shares that will vest over a total of seven years, subject to Mr. Levine’s continued employment through the applicable vesting date, and will have a maximum term of ten years. The second option will be for that number of shares equal to $1,333,333 divided by the closing price of Company Class A Common Stock on the later of the grant date and the first day of trading of such stock (the first day of trading is referred to as the “Initial Close Price”), will vest over four years, subject to Mr. Levine’s continued employment, and will have a maximum term of seven years.

•	Subject to Board or Compensation Committee approval, two grants of restricted stock units (“RSUs”), each of which will vest over a total of four years, subject to Mr. Levine’s continued employment through the applicable vesting date. One grant of RSUs will be for that number of shares of Company Class A Common Stock equal to $2,100,000 divided by the Initial Close Price, and the second grant of RSUs will be for that number of shares of Company Class A Common Stock equal to $1,333,333 divided by the Initial Close Price.

•	Continued participation in Trulia’s employee benefit programs through at least December 31, 2015, and eligibility to participate in the Company’s benefit programs thereafter.

•	Accelerated vesting of equity awards granted by the Company that vest based on continued employment with respect to (i) 50% of then unvested equity awards if Mr. Levine’s employment is terminated by the Company without cause (as defined in the Levine Employment Agreement) or if he resigns for good reason (as defined in the Levine Employment Agreement) in connection with or within 12 months after a change of control (as defined in the Levine Employment Agreement) and (ii) 12 months of accelerated vesting in the event Mr. Levine’s employment is terminated without cause or Mr. Levine resigns for good reason other than in connection with a change in control. In such events, he is also entitled to six months’ severance pay.

A copy of the Levine Employment Agreement is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Levine Employment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Levine Employment Agreement.

In connection with their appointments as directors and executive officers, the Company is entering into indemnification agreements providing for contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted by the Washington Business Corporation Law with each member of the Company’s Board and the Company’s executive officers, substantially in the form filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.02 with respect to the election of directors and other matters approved by the sole shareholder of the Company prior to the Mergers is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of July 28, 2014 by and among Zillow, Inc., Zillow Group, Inc., f/k/a Zebra Holdco, Inc., and Trulia, Inc. (incorporated by reference to Exhibit 2.1 to Zillow, Inc.’s Current Report on Form 8-K filed with the SEC on July 29, 2014 (File No. 001-35237)).†

4.1	Indenture, dated as of December 17, 2013, between Trulia, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Trulia, Inc.’s Current Report on Form 8-K filed with the SEC on December 17, 2013 (File No. 001-35650)).

4.2	Supplemental Indenture, dated as of February 17, 2015, among Zillow Group, Inc., Trulia, Inc. and Wells Fargo Bank, National Association, as trustee.

10.1*	Stock Option Grant Program for Nonemployee Directors under the Zillow, Inc. 2011 Incentive Plan (incorporated by reference to Exhibit 10.19 to Zillow, Inc.’s Annual Report on Form 10-K filed with the SEC on February 18, 2014 (File No. 001-35237)).

Exhibit Number	Description

10.2*	Zillow, Inc. Amended and Restated 2011 Incentive Plan (incorporated by reference to Appendix A to Zillow, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2012 (File No. 001-35237)).

10.3*	Amendment No. 1 to the Zillow, Inc. Amended and Restated 2011 Incentive Plan (incorporated by reference to Appendix A to Zillow, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2013 (File No. 001-35237)).

10.4*	Zillow, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to Zillow, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 filed with the SEC on June 20, 2011 (File No. 001-173570)).

10.5*	Trulia, Inc. 2012 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to Trulia, Inc.’s Form 10-Q filed with the SEC on August 12, 2013 (File No. 001-35650)).

10.6*	Trulia, Inc. 2005 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to Trulia, Inc.’s Registration Statement on Form S-1 filed with the SEC on August 17, 2012 (File No. 333-183364)).

10.7*	Market Leader, Inc. Amended and Restated 2004 Equity Incentive Plan (incorporated by reference to Appendix A to Market Leader, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2009 (File No. 000-51032)).

10.8*	Executive Employment Agreement, dated February 17, 2015, between Paul Levine and Zillow Group, Inc.

10.9*	Form of Indemnification Agreement between Zillow Group, Inc. and each of its directors and executive officers.

*	Indicates a management contract or compensatory plan or arrangement.
†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Zillow Group, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Zillow Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the costs of Trulia’s restructuring plan. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that may contribute to such differences include, but are not limited to, the Company’s ability to successfully integrate and realize the benefits of past or future strategic acquisitions or investments, including the acquisition of Trulia, Inc.; the Company’s ability to maintain and effectively manage an adequate rate of growth; its ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on the Company’s business; the Company’s ability to innovate and provide products and services that are attractive to its users and advertisers; its ability to increase awareness of the Company’s brands; its ability to attract consumers to the Company’s mobile applications and websites; the Company’s ability to compete successfully against existing or future competitors; the reliable performance of its network infrastructure and content delivery processes; and its ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow’s Annual Report on Form 10-K for the annual period ended December 31, 2014, under the caption “Risk Factors” in the Joint Proxy Statement/Prospectus, and in the Company’s other filings with the SEC. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2015	ZILLOW GROUP, INC.

	By:	/s/ Spencer M. Rascoff

Name:	Spencer M. Rascoff
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of July 28, 2014 by and among Zillow, Inc., Zillow Group, Inc., f/k/a Zebra Holdco, Inc., and Trulia, Inc. (incorporated by reference to Exhibit 2.1 to Zillow, Inc.’s Current Report on Form 8-K filed with the SEC on July 29, 2014 (File No. 001-35237)). †

4.1	Indenture, dated as of December 17, 2013, between Trulia, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Trulia, Inc.’s Current Report on Form 8-K filed with the SEC on December 17, 2013 (File No. 001-35650)).

4.2	Supplemental Indenture, dated as of February 17, 2015, among Zillow Group, Inc., Trulia, Inc. and Wells Fargo Bank, National Association, as trustee.

10.1*	Stock Option Grant Program for Nonemployee Directors under the Zillow, Inc. 2011 Incentive Plan (incorporated by reference to Exhibit 10.19 to Zillow, Inc.’s Annual Report on Form 10-K filed with the SEC on February 18, 2014 (File No. 001-35237)).

10.2*	Zillow, Inc. Amended and Restated 2011 Incentive Plan (incorporated by reference to Appendix A to Zillow, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2012 (File No. 001-35237)).

10.3*	Amendment No. 1 to the Zillow, Inc. Amended and Restated 2011 Incentive Plan (incorporated by reference to Appendix A to Zillow, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2013 (File No. 001-35237)).

10.4*	Zillow, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to Zillow, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 filed with the SEC on June 20, 2011 (File No. 001-173570)).

10.5*	Trulia, Inc. 2012 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to Trulia, Inc.’s Form 10-Q filed with the SEC on August 12, 2013 (File No. 001-35650)).

10.6*	Trulia, Inc. 2005 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to Trulia, Inc.’s Registration Statement on Form S-1 filed with the SEC on August 17, 2012 (File No. 333-183364)).

10.7*	Market Leader, Inc. Amended and Restated 2004 Equity Incentive Plan (incorporated by reference to Appendix A to Market Leader, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2009 (File No. 000-51032)).

10.8*	Executive Employment Agreement, dated February 17, 2015, between Paul Levine and Zillow Group, Inc.

10.9*	Form of Indemnification Agreement between Zillow Group, Inc. and each of its directors and executive officers.

*	Indicates a management contract or compensatory plan or arrangement.
†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Zillow Group, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Zillow Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.